UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):
September 8, 2025

BGSF, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36704	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BGSF	NYSE

Item 1.02	Termination of a Material Definitive Agreement.

The information in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by BGSF, Inc. (“BGSF” or the “Company”) with the Securities and Exchange Commission (the “SEC”) on June 23, 2025, the Company entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”), dated as of June 14, 2025, by and among INSPYR Solutions Intermediate, LLC, a Delaware limited liability company (“Purchaser”), the Company, BG Finance and Accounting, Inc., a Delaware corporation and subsidiary of the Company (“BG F&A”), and BGSF Professional, LLC, a Delaware limited liability company and subsidiary of the Company (“BGSF Professional”), pursuant to which, among other things, the Company agreed to (i) transfer, and cause its subsidiaries to transfer, to BGSF Professional certain assets, and cause BGSF Professional to assume, certain liabilities related to the Company’s Professional Division, (ii) cause BGSF Professional to sell all of the issued and outstanding equity interests of the foreign subsidiaries of the Company (other than a 1% equity interest of a subsidiary of the Company located in India) to INSPYR Solutions Holdings Corporation, an affiliate of Purchaser, and (iii) sell all of the issued and outstanding equity interests of BG F&A and BGSF Professional to Purchaser, for $99 million in cash (subject to adjustment as provided in the Equity Purchase Agreement) and otherwise upon and subject to the terms and conditions set forth in the Equity Purchase Agreement (the “Transaction” or the “Sale”). On September 8, 2025, the Company completed the closing of the Transaction.

In connection with the closing of the Transaction, on September 8, 2025, the Company repaid all outstanding amounts (approximately $43 million) under, and terminated, that certain Amended and Restated Credit Agreement, dated as of March 12, 2024, as amended, by and among the Company, the guarantors party thereto, the lenders party thereto, and BMO Bank, N.A., as administrative agent. The Company also paid all outstanding amounts (approximately $4.4 million) under, and terminated, that certain Amended and Restated Convertible Subordinated Note, dated December 12, 2024, made by BGSF Professional and the Company to HSI Holdings, Inc. (f/k/a Horn Solutions, Inc.) and HSI Holdings Dallas, LLC (f/k/a Horn Solutions Dallas, LLC). A description of the material terms of the foregoing agreements is included in our Quarterly Report on Form 10-Q filed with the SEC on August 7, 2025 and is incorporated by reference herein.

The foregoing description of the Equity Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Equity Purchase Agreement. A copy of the Equity Purchase Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on June 23, 2025 and is incorporated by reference into this Item 2.01.

Item 7.01	Regulations FD Disclosure.

On September 8, 2025, the Company issued a press release announcing the closing of the Transaction. The press release is furnished hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(b)    Pro forma financial information.

The unaudited pro forma consolidated statements of operations for the twenty-six week period ended June 29, 2025 and for the fiscal years ended December 29, 2024, December 31, 2023, and January 1, 2023, and the unaudited pro forma consolidated balance sheet as of June 29, 2025, and the notes thereto, are filed as Exhibit 99.2 hereto and incorporated by reference herein.

(d)Exhibits.

Exhibit No.	Description
2.1
Equity Purchase Agreement, dated as of June 14, 2025, among INSPYR Solutions Intermediate, LLC, BGSF Inc., BG Finance and Accounting, Inc., and BGSF Professional, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 23, 2025).*

99.1	Press Release of BGSF, Inc., dated	September 8, 2025
99.2
Unaudited pro forma consolidated statements of operations for the twenty-six week period ended June 29, 2025 and for the fiscal years ended December 29, 2024, December 31, 2023, and January 1, 2023, and unaudited pro forma consolidated balance sheet as of June 29, 2025, and the notes thereto.

104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules (and similar attachments) to the SEC or its staff upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any of the schedules (and similar attachments) so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BGSF, INC.

Date:	September 12, 2025		/s/ Keith Schroeder
		Name: Title:	Keith Schroeder Interim-Co Chief Executive Officer, Chief Financial Officer and Secretary (Principal Executive Office and Principal Financial Officer)